UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 10, 2007


                   URANIUM HUNTER CORPORATION
     (Exact name of registrant as specified in its charter)

                Commission file number 000-51700


Nevada                                                          N/A
(State or other jurisdiction                       (I.R.S. Employer
of incorporation)                               Identification No.)

First Canadian Place
100 King Street West, Suite 5700
Toronto, Ontario, Canada                                    M5X 1K7
(Address of principal                                    (Zip Code)
executive offices)


Registrant's telephone number, including area code: (416) 915-3199

                         Not applicable
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 4.01 Changes in Registrant's Certifying Accountant.

(b)  Effective as of December 10, 2007, Uranium Hunter
Corporation (the "Company") engaged Schwartz Levitsky Feldman
LLP, 1167 Caledonia Road, Toronto, Ontario M6A 2X1 Canada, as its principal independent accountants to audit the financial statements of the Company. The engagement was approved by the Company's Board of Directors.

     During the Company's two most recent fiscal years, and any subsequent period prior to engaging Schwartz Levitsky Feldman LLP, neither the Company nor, to the best of the Company's knowledge, anyone acting on the Company's behalf, consulted Schwartz Levitsky Feldman LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and Schwartz Levitsky Feldman LLP did not provide either a written report or oral advice to the Company that Schwartz Levitsky Feldman LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was subject of a disagreement with the former accountant or a reportable event (as described in paragraph 304(a)(1)(iv) of Regulation S-B).


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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               URANIUM HUNTER CORPORATION
                               (Registrant)


Dated: December 10, 2007       By:  /s/ Adam Cegielski
                               Name:    Adam Cegielski
                               Title:   President and Chief
                                        Executive Officer